Exhibit 99.1

Logiq Acquires Rebel AI to Bring E-commerce Growth to Brands and Agencies

New York, N.Y. & Boulder, Colo. – March 30, 2021 – Logiq, Inc. (OTCQX: LGIQ), a global provider of award-winning e-commerce and fintech solutions, has acquired Rebel AI, an innovator in digital marketing solutions.

The Rebel AI platform, which is to be named Logiq Digital Marketing, will enable small and medium-sized businesses (SMB) to more effectively compete against larger businesses for new customers. Through a simplified, easy-to-use platform, marketers will be able to advertise across popular websites and connected TV media destinations to attract more consumers to their online stores. Coupled with advanced audience targeting, artificial intelligence algorithms and blockchain-based security, this platform will also lower the costs of customer acquisition.

“Rebel AI’s approach to addressing the needs of e-commerce brands and agencies fully aligns with our strategic focus, and we expect the addition of their proprietary technology to dramatically accelerate the time-to-market of the launch of our holistic digital marketing strategy,” stated Logiq CEO, Tom Furukawa. “Combining our respective strengths and capabilities puts us years ahead in terms of delivering a uniquely powerful platform geared for our SMB agency and brand clients.”

Logiq Digital Marketing is an open AI platform that not only provides flexibility for future development and integrations, but also allows clients to embed their own unique customizations for their business while remaining forward compatible with future enhancements.

“Logiq shares our vision of simplifying the marketing workflow for small and medium businesses,” said Rebel AI’s founder and CEO, Manny Puentes. “By combining Rebel AI’s data management and media buying capabilities, Fixel’s engagement-based AI-segmented audiences, and DataLogiq’s comprehensive consumer profiles into a single platform, we’re laying the foundation for marketers to reach their consumers in an easier and more cost-effective way.”

In the U.S. alone, the top 10 e-commerce players will account for 63.2% of online sales. Along with rising digital media costs, hidden marketing technology fees, and fast-evolving laws and regulations surrounding consumer data and privacy, SMBs have been underserved by the fragmented marketing technologies available to them to date. Logiq Digital Marketing was built specifically to address these challenges.

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Further details of the transaction can be found in the company’s current report on Form 8-K filed with the Securities and Exchange Commission and available at sec.gov and from the investor section of the company’s website at ir.logiq.com.

About Logiq

Logiq, Inc. (OTCQX: LGIQ) is a U.S.-based leading global provider of eCommerce, mCommerce, and fintech business enablement solutions. Its DataLogiq subsidiary provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, including Home Advisor, QuinStreet and Sunrun. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s Fixel™ technology offers simplified online marketing with critical privacy features. Logiq Digital Marketing is an end-to-end digital marketing platform for brands and agencies.

Logiq’s AppLogiq™ platform-as-a-service enables small- and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. AppLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. AppLogiq is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia. The company’s PayLogiq™ offers mobile payments, and GoLogiq™ offers hyper-local food delivery services.

For more information about Logiq, go to Logiq.com.

Forward-Looking Disclaimer

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. Logiq cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Logiq’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Logiq or its affiliates that any of its plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in Logiq’s business, including, without limitation: the ability of Logiq to successfully complete the NEO listing process, the fitness of Logiq’s products and services for a particular application or market, the ability to effectively integrate Rebel AI into our business operations, expectations of future events, business trends, financial results, and/or business transactions that may not be consummated or realized, as well as other risks described in Logiq’s prior press releases and in its filings with the Securities and Exchange Commission (“SEC”), including under the heading "Risk Factors" in Logiq’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Logiq undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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Brent Suen, President

Logiq, Inc.

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Ronald Both or Grant Stude

CMA Investor & Media Relations

Tel (949) 432-7566

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